Exhibit 99.1

WhiteHorse Finance, Inc. Announces Third Quarter 2017 Earnings Results

NEW YORK, NY, November 7, 2017 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ: WHF) today announced its financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Summary Highlights

•	New investments of $8.3 million
•	Net investment income of $5.9 million
•	Third quarter net investment income of $0.290 per share
•	Third quarter distribution of $0.355 per share

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “Our third quarter results reflect a commitment to the conservative, disciplined and diverse investment strategy that our high-quality, high-yield portfolio is built on. While these principles restricted us from completing select transactions during the quarter, which impacted our net investment income, this was done with the long-term interests of our business and our shareholders in mind. Our overall performance was still strong, as we saw an increase in NAV, and our portfolio yield held constant. We remain confident in our ability to source high-quality originations that will unlock additional growth, protect NAV, work to earn our yearly dividend, and ultimately maximize long-term shareholder value.

Portfolio and Investment Activity

As of September 30, 2017, the fair value of WhiteHorse Finance’s investment portfolio was $435.3 million, compared with $437.9 million as of June 30, 2017. The portfolio at September 30, 2017 consisted of 38 positions across 31 companies with an average investment size of $11.5 million and a weighted average effective yield of 11.9%, remaining relatively flat as compared to last quarter. The majority of the portfolio was comprised of senior secured loans, and these loans were substantially all variable-rate investments (primarily indexed to LIBOR), which should continue to position the portfolio well for a potential rising interest rate environment.

During the three months ended September 30, 2017, WhiteHorse Finance made investments in one new portfolio company totaling $8.3 million. Gross proceeds from sales and repayments totaled $14.8 million for the quarter. The Company continued to be highly selective in deploying new investments.

Results of Operations

For the three months ended September 30, 2017, net investment income was approximately $5.9 million, compared with approximately $7.3 million for the same period in the prior year, representing a decrease of 19.2%. The decrease in net investment income was primarily attributable to a decrease of investment income due to lower fee income and an increase in interest expense resulting from higher interest rates and higher borrowing balances on the Company’s line of credit facility as compared to the same period in the prior year. Since 2015, cumulative core net investment income, a non-GAAP financial measure, has exceeded distributions to stockholders for the last 11 quarters.(1)

For the three months ended September 30, 2017, WhiteHorse Finance reported realized and unrealized gains on investments of $3.1 million. This compares with realized and unrealized gains on investments of $1.3 million for the three months ended September 30, 2016. The increase in realized and unrealized gains on investments was primarily attributable to favorable fair value adjustments on an aggregate basis.

WhiteHorse Finance reported a net increase in net assets resulting from operations of approximately $9.1 million for the three months ended September 30, 2017, which compares with a net increase of $8.6 million for the three months ended September 30, 2016.

WhiteHorse Finance’s NAV was $285.5 million, or $13.92 per share, as of September 30, 2017, as compared with $283.8 million, or $13.83 per share, reported as of June 30, 2017.

Liquidity and Capital Resources

As of September 30, 2017, WhiteHorse Finance had cash and cash equivalents of $41.9 million, as compared with $43.7 million as of June 30, 2017, inclusive of restricted cash. As of September 30, 2017, the Company also had $45.0 million of undrawn capacity under its revolving credit facility.

Distributions

On September 6, 2017, the Company declared a distribution of $0.355 per share for the quarter ended September 30, 2017, consistent for the twentieth consecutive quarter since the Company’s IPO. The distribution was paid on October 3, 2017 to shareholders of record as of September 18, 2017.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its third quarter results at 11:00 am ET on Tuesday, November 7, 2017. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #4498809. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through November 14, 2017. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID #4498809. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held lower mid-cap companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $24 billion of capital under management(2) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(1) Net investment income and core net investment income during the three months ended December 31, 2015 were $0.237 per share and $0.352 per share, respectively. Net investment income was equal to core net investment income for every other quarter since the Company’s initial public offering. Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the net impact of costs associated with the refinancing of the Company’s revolving credit facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

(2) Based on total capital commitments managed by H.I.G. Capital and affiliates.

 WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$404,752	$385,216
Non-controlled affiliate company investments	30,571	26,498
Total investments, at fair value (amortized cost $444,896 and $427,689, respectively)	435,323	411,714
Cash and cash equivalents	37,103	17,036
Restricted cash and cash equivalents	4,808	11,858
Receivables from investments sold	1,562	881
Interest receivable	4,538	3,891
Prepaid expenses and other receivables	36	854
Total assets	$483,370	$446,234

Liabilities
Debt	$181,928	$182,338
Distributions payable	7,284	6,498
Management fees payable	6,518	5,476
Payables for investments purchased	—	995
Accounts payable and accrued expenses	1,604	1,058
Interest payable	488	480
Total liabilities	197,822	196,845

Commitments and contingencies

Net assets
Common stock, 20,518,104 and 18,303,890 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 authorized	20	18
Paid-in capital in excess of par	302,724	272,242
Accumulated overdistributed net investment income	(6,300)	(5,423)
Accumulated realized losses on investments	(686)	(842)
Accumulated unrealized depreciation on investments	(10,210)	(16,606)
Total net assets	285,548	249,389
Total liabilities and total net assets	$483,370	$446,234

Number of shares outstanding	20,518,104	18,303,890
Net asset value per share	$13.92	$13.63

WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Investment income
From non-controlled/non-affiliate company investments
Interest income	$12,235	$12,507	$36,830	$36,633
Fee income	161	683	1,986	1,615
From non-controlled affiliate company investments
Dividend income	628	840	2,068	2,243
Total investment income	13,024	14,030	40,884	40,491

Expenses
Interest expense	2,379	2,050	7,382	5,917
Base management fees	2,481	2,250	7,133	6,749
Performance-based incentive fees	1,487	1,817	4,852	5,116
Administrative service fees	246	134	538	550
General and administrative expenses	481	511	1,571	1,700
Total expenses	7,074	6,762	21,476	20,032
Net investment income	5,950	7,268	19,408	20,459

Realized and unrealized gains (losses) on investments
Net realized gains (losses)
Non-controlled/non-affiliate company investments	133	660	156	(478)
Net realized gains (losses)	133	660	156	(478)
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	1,390	1,856	2,323	3,466
Non-controlled affiliate company investments	1,583	(1,190)	4,073	(1,190)
Net change in unrealized appreciation	2,973	666	6,396	2,276
Net realized and unrealized gains on investments	3,106	1,326	6,552	1,798
Net increase in net assets resulting from operations	$9,056	$8,594	$25,960	$22,257

Per Common Share Data
Basic and diluted earnings per common share	$0.45	$0.47	$1.36	$1.22
Dividends and distributions declared per common share	$0.36	$0.36	$1.07	$1.07
Basic and diluted weighted average common shares outstanding	20,518,104	18,303,890	19,062,764	18,303,890

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

September 30, 2017

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(7)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Advertising
Fluent, LLC (f/k/a Fluent Acquisition II, LLC)
First Lien Secured Term Loan	L+ 11.50% (0.50% Floor)	12.74% (1.00% PIK)	12/08/20	$25,971	$25,644	$25,971	$9.10%
Intersection Acquisition, LLC
First Lien Secured Term Loan	L+ 12.25% (1.00% Floor)	13.58% (2.25% PIK)	09/15/20	15,202	15,113	15,050	5.27
Outcome Health
First Lien Secured Term Loan	L+ 6.50% (1.00% Floor)	7.75%	12/22/21	16,241	14,887	16,079	5.63
				57,414	55,644	57,100	20.00
Application Software
Intermedia Holdings, Inc.
Second Lien Secured Term Loan	L+ 9.50% (1.00% Floor)	10.81%	02/03/25	18,000	17,668	17,759	6.22

Auto Parts & Equipment
Crowne Group, LLC
First Lien Secured Term Loan	L+ 9.25% (1.00% Floor)	10.57%	05/26/21	12,125	11,818	12,121	4.24
Broadcasting
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+ 10.50% (1.00% Floor)	11.74%	06/27/19	13,820	13,820	13,752	4.82
Data Processing & Outsourced Services
FPT Operating Company, LLC/
TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25% (1.00% Floor)	9.49%	12/23/21	23,453	23,100	23,336	8.17
Department Stores
Mills Fleet Farm Group, LLC
Second Lien Secured Term Loan	L+ 9.75% (1.00% Floor)	10.99%	02/26/23	7,146	7,033	7,145	2.50
Diversified Support Services
Account Control Technology Holdings, Inc.
First Lien Secured Term Loan	L+ 8.50% (1.00% Floor)	9.81%	04/28/22	17,575	17,111	17,089	5.98
Climate Pros, Inc.
First Lien Secured Term Loan	L+ 10.00% (1.00% Floor)	11.32% (1.00% PIK)	02/28/22	3,985	3,915	3,985	1.40
Sitel Worldwide Corporation
Second Lien Secured Term Loan	L+ 9.50% (1.00% Floor)	10.81%	09/18/22	8,670	8,547	8,651	3.03
				30,230	29,573	29,725	10.41
Environmental & Facilities Services
Montrose Environmental Group, Inc.
Second Lien Secured Term Loan	L+ 9.50%	10.74%	09/30/20	8,500	8,330	8,330	2.92

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2017

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(7)	Fair Value As A Percentage of Net Assets
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan	L+ 9.95% (1.00% Floor)	11.28%	08/10/21	$13,720	$13,262	$13,583	4.76%
Crews of California, Inc.
First Lien Secured Term Loan	L+ 11.00% (1.00% Floor)	12.23% (1.00% PIK)	11/20/19	17,025	16,886	16,944	5.93
First Lien Secured Revolving Loan	L+ 11.00% (1.00% Floor)	12.23% (1.00% PIK)	11/20/19	5,107	5,051	5,082	1.78
First Lien Secured Delayed Draw Loan	L+ 11.00% (1.00% Floor)	12.23% (1.00% PIK)	11/20/19	4,934	4,883	4,910	1.72
				40,786	40,082	40,519	14.19
Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+ 9.00% (1.50% Floor)	10.50%	01/31/18	14,300	14,280	12,474	4.37
Second Lien Secured Term Loan	N/A	15.75% (2.00% PIK)	07/31/18	1,027	1,020	240	0.08
				15,327	15,300	12,714	4.45
Internet Retail
Clarus Commerce, LLC
First Lien Secured Term Loan	L+ 10.17% (1.00% Floor)	11.41%	03/17/21	6,000	5,917	6,000	2.10
Internet Software & Services
StackPath, LLC & Highwinds Capital, Inc.
Second Lien Secured Term Loan	L+ 9.50% (1.00% Floor)	10.81%	02/02/24	18,000	17,592	17,667	6.19
Investment Banking and Brokerage
JVMC Holdings Corp. (f/k/a RJO Holdings Corp)
First Lien First Out Secured Term Loan	L+ 8.02% (1.00% Floor)	9.26%	05/05/22	13,331	13,055	13,198	4.62
First Lien Last Out Secured Term Loan	L+ 12.00% (1.00% Floor)	13.24%	05/05/22	4,938	4,835	4,888	1.71
				18,269	17,890	18,086	6.33
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 9.00% (1.00% Floor)	10.24% (2.00% PIK)	01/10/23	4,919	4,817	4,526	1.59
Office Services & Supplies
Katun Corporation
Second Lien Secured Term Loan	L+ 11.25% (1.00% Floor)	12.49%	01/25/21	4,422	4,400	4,390	1.54
Oil & Gas Exploration & Production
Caelus Energy Alaska O3, LLC
Second Lien Secured Term Loan	L+ 7.50% (1.25% Floor)	8.82%	04/15/20	13,000	12,921	10,737	3.76
Other Diversified Financial Services
Sigue Corporation(4)
Second Lien Secured Term Loan	L+ 11.50% (1.00% Floor)	12.83%	12/27/18	25,000	24,876	24,395	8.54
The Pay-O-Matic Corp.
First Lien Secured Term Loan	L+ 11.00% (1.00% Floor)	12.23%	04/02/18	12,259	12,175	12,222	4.28
				37,259	37,051	36,617	12.82

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2017

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(7)	Fair Value As A Percentage of Net Assets

Research & Consulting Services
Project Time & Cost, LLC
First Lien Secured Term Loan	L+ 12.00% (0.50% Floor)	13.24%	10/09/20	$9,404	$9,291	$8,968	3.14%
Specialized Consumer Services
Pre-Paid Legal Services, Inc.
Second Lien Secured Term Loan	L+ 9.00% (1.25% Floor)	10.25%	07/01/20	19,000	18,903	19,144	6.70
Specialized Finance
Golden Pear Funding III, LLC(5)
Second Lien Secured Term Loan	L+ 10.25% (1.00% Floor)	11.56%	06/25/20	25,000	24,841	24,797	8.68
Second Lien Secured Revolving Loan	L+ 10.25% (1.00% Floor)	11.56%	06/25/20	5,000	4,968	4,959	1.74
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75% (1.00% Floor)	11.99%	03/09/22	20,000	19,677	20,000	7.00
				50,000	49,486	49,756	17.42
Trucking
Sunteck / TTS Holdings, LLC
Second Lien Secured Term Loan	L+ 9.00% (1.00% Floor)	10.32%	06/15/22	3,500	3,447	3,456	1.21
Total Debt Investments				410,574	404,083	401,848	140.72

Equity Investments
Advertising
Cogint, Inc. (f/k/a IDI, Inc.) Warrants(4)	N/A	N/A	12/08/25	187	-	243	0.09

Food Retail
Crews of California, Inc. Warrants (4)	N/A	N/A	12/31/24	-	-	1,544	0.54
Nicholas & Associates, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	248	0.09
Pinnacle Management Group, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	551	0.19
RC3 Enterprises, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	138	0.05
				9	-	2,481	0.87
Other Diversified Financial Services
Aretec Group, Inc. (4)(5)(6)	N/A	N/A	N/A	536	20,693	12,329	4.32

Specialized Finance
NMFC Senior Loan Program I LLC Units (4)(5)(6)	N/A	N/A	06/13/20	20,000	20,120	18,242	6.39

Trucking
Fox Rent A Car, Inc. Warrants(4)	N/A	N/A	N/A	-	-	180	0.06

Total Equity Investments				20,732	40,813	33,475	11.73

Total Investments				$431,306	$444,896	$435,323	152.45

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually. The 1, 3 and 6 month LIBOR were 1.2%, 1.3% and 1.5%, respectively, as of September 30, 2017.

(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 83% of total assets as of the date of the consolidated schedule of investments.

(6)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7)	The fair value of the investment was determined using significant unobservable inputs.

Contacts

WhiteHorse Finance, Inc.

Stuart Aronson, 212-506-0500

saronson@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Edward J. Giordano, 305-379-2322

egiordano@higwhitehorse.com

or

Prosek Partners

Sean Silva, 212-279-3115

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.